SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 26, 2004

(Date of Earliest Event Reported)

Valentis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	94-3156660
(State or Other Jurisdiction of Incorporation or Organization)	0-22987	(I.R.S. Employer Identification No.)

863A Mitten Road
Burlingame, California 94010
(Address of Principal Executive Offices)

(650) 697-1900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.                                  Other Events and Required FD Disclosure.

Today, Valentis, Inc., a Delaware corporation (the “Company”) announced the appointment of George M. Lasezkay, Pharm.D., J.D., to the Company’s Board of Directors.  Dr. Lasezkay’s appointment to the Board of Directors was effective May 24, 2004.

Dr. Lasezkay is a principal in Turning Point Consultants, LLC, a consultancy group that advises life science companies on strategy and business development.  He is the former Corporate Vice President for Business and Corporate Development of Allergan, Inc., a global specialty pharmaceutical company focused on eye care, skin care and neuromuscular disorders.  Previously, he was a member of the Allergan Law Department, serving as Assistant General Counsel for Commercial Affairs and General Counsel for the Asia-Pacific region.  Dr. Lasezkay earned B.S. Pharmacy and Doctor of Pharmacy degrees from the State University of New York at Buffalo and a Juris Doctor degree from the University of Southern California Law Center.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 26, 2004

VALENTIS, INC.

By:	/s/ Benjamin F. McGraw III
Benjamin F. McGraw III, Pharm. D.
President and Chief Executive Officer